1. Acoustic Marketing Research Inc., d/b/a Sonora Medical Systems, Inc.
2. Labcaire Systems, Ltd.
3. Misonix, Ltd.
4. Fibra-Sonics (NY) Inc.

Schedule II
 ...........

                                  Misonix, Inc.
                 Valuation and Qualifying Accounts and Reserves
                    Years ended June 30, 2001, 2000 and 1999

        Column A              Column B            Column C             Column D            Column E

                             Balance at      Additions Charged         Additions          Balance at
                             Beginning          to cost and          (deductions)-          end of
      Description            of period            expenses             describe             period
------------------------- ----------------- --------------------- -------------------- ------------------
     Allowance for
   doubtful accounts:
  Year ended June 30:

          2001               $ 200,429             $  (33,698)       $    (8,970)         $ 157,761

          2000               $  88,757             $ (366,612)       $   478,284          $ 200,429

          1999               $ 240,911             $2,131,218        $(2,283,372) (1)     $ 88,757

    (1)  Uncollectible accounts written off, net of recoveries.